Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made effective as of February 9, 2011, by and between Lighting Science Group Corporation, a Delaware corporation (the “Company”) and LSGC Holdings LLC, a Delaware limited liability company (“Holdings”).

WHEREAS, the Company intends to file a registration statement for a public offering of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and to engage in such public offering as soon as reasonably practicable;

WHEREAS, the Company’s current capital structure includes warrants to purchase 67,260,303 shares of Common Stock on the terms set forth in that certain Warrant Agreement (the “Series D Warrant Agreement”), dated as of December 22, 2010, by and between the Company and American Stock Transfer & Trust Company, a New York corporation (“Series D Warrants”);

WHEREAS, pursuant to that certain Stock Purchase, Exchange and Recapitalization Agreement (the “Recapitalization Agreement”), dated as of September 30, 2010, by and among the Company, Pegasus Partners IV, L.P., a Delaware limited partnership (“Pegasus IV”), Holdings, and LED Holdings, LLC, a Delaware limited liability company, the Company credited each of the holders of the Series D Warrants, including Holdings, with an amount equal to all the Exercise Price Accrual and LV Accrual (each as defined in Certificate of Designation for the Company’s Series D Preferred Stock as it existed upon execution of the Recapitalization Agreement) not otherwise distributed to the holders of Series D Warrants (the “Accrual Credit”);

WHEREAS, the Company’s current capital structure includes warrants to purchase 942,857 shares of Common Stock on the terms set forth in that certain Warrant, dated as of July 25, 2008, issued by the Company to Pegasus IV (“BMO Warrants”);

WHEREAS, the Company believes the number of outstanding Series D Warrants and the related Accrual Credit and the number of outstanding BMO Warrants are impediments to the successful completion of its contemplated public offering of Common Stock, and that it is in the best interests of the Company and its stockholders (other than Holdings) to reduce the number of Series D Warrants and BMO Warrants outstanding in order to facilitate the public offering of its Common Stock;

WHEREAS, Holdings beneficially owns 60,758,777 Series D Warrants (the “Series D Exchange Warrants”), representing approximately 90.3% of the outstanding Series D Warrants and the accompanying Accrual Credit of $295,435,369; and

WHEREAS, Holdings beneficially owns all of the 942,857 BMO Warrants (together with the Series D Exchange Warrants, the “Exchange Warrants”); and

WHEREAS, in order to facilitate the public offering of Common Stock, Holdings is willing to exchange its Series D Warrants and Accrual Credit and BMO Warrants for shares of Common Stock on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1. Exchange of Exchange Warrants for Common Stock. Holdings shall exchange the Exchange Warrants and all of its Accrual Credit for 54,500,000 shares of Common Stock (the “Exchange Shares”).

2. Exchange Offer to Other Holders of Series D Warrants. The Company shall use its commercially reasonable efforts to make an offer to all other holders of Series D Warrants to exchange the remaining outstanding Series D Warrants for Common Stock on terms and conditions substantially similar to those set forth herein as soon as reasonably practicable.

3. Delivery of Certificates. On or prior to the date hereof, Holdings shall deliver to the Company, in accordance with this Agreement, evidence of ownership of the Exchange Warrants reasonably satisfactory to the Company. On or promptly following the date hereof, the Company shall deliver to Holdings in accordance with this Agreement a duly executed certificate representing the Exchange Shares.

4. Company Representations and Warranties. The Company represents and warrants to Holdings that as of the date hereof:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and carry on its business as presently conducted.

(b) The issuance, sale and delivery of the Exchange Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Company.

(c) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

(d) Capitalization

(i)

Schedule 4(d)(i) attached hereto sets forth a true, complete and correct listing, as of the date hereof (after giving effect to all of the transactions contemplated by this Agreement) of all of the Company’s outstanding: (i) shares of Common Stock; (ii) shares of preferred stock (“Preferred Stock”), and (iii) securities convertible into or exchangeable for shares of Common Stock (the “Derivative Securities”), including the applicable exercise price of such Derivative Securities and any Accrual Credit with respect thereto (in each case after giving effect to all of the transactions contemplated by this Agreement), other than any Derivative Securities issued pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan (the “Management Equity”).

(ii)	Except for the Derivative Securities, any Management Equity and the Exchange Shares to be issued or issuable pursuant to this Agreement, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company or any of its Subsidiaries (as hereinafter defined) is authorized or outstanding, and except for the Derivative Securities, the Management Equity, and the Exchange Shares, there is not any commitment of the Company or any of its Subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock, any evidences of indebtedness or assets. As used in this Agreement, “Subsidiary” means, with respect to the Company, any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other ownership interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

(e) SEC Reports; Financial Statements

(i)	As of their respective filing dates, the most recent Form 10-K and Form 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC,” and such filings, the “Company SEC Documents”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the rules and regulations promulgated thereunder.

(ii)	Except to the extent that information contained in any Company SEC Document has been revised or superseded by a document the Company subsequently filed with the SEC (prior to the date hereof), none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)

The financial statements (including the related notes thereto) included (or incorporated by reference) in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by

Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since November 12, 2010, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, the rules of the SEC or policy or applicable law.

(iv)	Subsequent to the filing of the Company’s most recent financial statements with the SEC, there has been no material and adverse change or development, or event involving such a prospective change, in the condition, business, properties or results of operations of the Company and its subsidiaries.

(f) The Company agrees and acknowledges that the Exchange Shares are subject to that certain Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and between the Company and Pegasus IV, and any registration rights agreement entered into pursuant to Section 5.03 of the Recapitalization Agreement (collectively, the “Registration Rights Agreements”), and that such Exchange Shares shall constitute Registrable Securities (as defined therein).

(g) The offer and sale of the Exchange Shares by the Company to Holdings in the manner contemplated by this Agreement will be exempt from the registration requirements of the 1933 Act.

5. Holdings Representations and Warranties. Holdings represents and warrants to the Company that as of the date hereof:

(a) Holdings has the full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and thereunder, and to purchase, acquire and accept delivery of the Exchange Shares.

(b) The Exchange Shares are being acquired for Holdings’ own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws.

(c) Holdings will not make any sale, transfer or other disposition of the Exchange Shares in violation of the 1933 Act, the 1934 Act, as amended, the rules and regulations promulgated thereunder or any applicable state securities laws.

(d) Holdings is sophisticated in financial matters and is able to evaluate the risks and benefits of an investment in the Exchange Shares. Holdings understands and acknowledges that such investment is a speculative venture, involves a high degree of risk and is subject to complete risk of loss. Holdings has carefully considered and has, to the extent Holdings deems necessary, discussed with Holdings’ professional legal, tax, accounting and financial advisers the suitability of its investment in the Common Stock.

(e) Holdings is able to bear the economic risk of its investment in the Exchange Shares for an indefinite period of time because the Exchange Shares have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available. Holdings: (i) understands and acknowledges that the Exchange Shares have not been registered under the 1933 Act, nor under the securities laws of any state, nor under the laws of any other country and (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to Holdings or the fairness of the terms of its investment in the Exchange Shares.

(f) Holdings has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Common Stock and has had full access to such other information concerning the Company as has been requested.

(g) This Agreement constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Holdings does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Holdings is a party or any judgment, order or decree to which Holdings is subject.

(h) Holdings became aware of the offering of the Exchange Shares other than by means of general advertising or general solicitation.

(i) Holdings is an “accredited investor” as that term is defined under the 1933 Act and Regulation D promulgated thereunder, as amended by Section 413 of the Private Fund Investment Advisers Registration Act of 2010 and any applicable rules or regulations or interpretations thereof promulgated by the SEC or its staff.

(j) Holdings acknowledges that the certificates for the Exchange Shares will contain a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN

CONNECTION WITH AN OFFER, SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”

6. Indemnification

(a) Indemnification Provisions for Holding’s Benefit. The Company will indemnify and hold Holdings and its affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, stockholders and similarly situated persons (collectively, “Representatives”), harmless from and pay any and all Damages (as defined below) directly or indirectly resulting from, relating to, arising out of or attributable to: (i) any violation or breach of any representation, warranty, covenant or agreement the Company has made in this Agreement, including as a result of any Action (as defined below) initiated by a third party that is directly or indirectly related to a violation or breach of any such representation, warranty, covenant or agreement of the Company; or (ii) any violation or breach (or alleged violation or breach) of any duty, implied or otherwise, owed by Holdings or its affiliates to the Company or any holders of Common Stock related to, or resulting from, the transactions contemplated hereby.

As used herein, the term “Damages” means all losses (including diminution in value), damages and other costs and expenses of any kind or nature whatsoever, whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims, including costs (including reasonable fees and expenses of attorneys, other professional advisors and expert witnesses and the allocable portion of the relevant person’s internal costs) of investigation, preparation and litigation, in connection with any action, suit, arbitration, mediation, investigation or similar proceeding (an “Action”) or threatened Action.

(b) Indemnification Provisions for the Company’s Benefit. Holdings will indemnify and hold the Company and its affiliates, and their Representatives, harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of or attributable to any violation or breach of any representation, warranty, covenant or agreement Holdings has made in this Agreement, including as a result of any Action (as defined below) initiated by a third party that is directly or indirectly related to a violation or breach of any such representation, warranty, covenant or agreement of Holdings.

(c) Indemnification Claim Procedures.

(i)

In order for Holdings or its affiliates or their respective Representatives (each a “Holdings Indemnified Party”), or alternatively, for the Company or its affiliates or their respective Representatives (each, together with each Holdings Indemnified Party, an “Indemnified Party”), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving any Damages or any claims or demands made by any person against such Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to, respectively, the

Company or Holdings (the “Indemnifying Party”) with reasonable promptness after receipt by such Indemnified Party of notice of the Third Party Claim and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Section 6 except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(ii)

If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against any and all Damages that may result from a Third Party Claim pursuant to the terms of this Agreement, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 15 days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party, with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 6(c)(ii), the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party may present such counsel with a conflict of interest. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall, at the Indemnifying Party’s expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment (i) involves a finding or admission of wrongdoing, (ii) does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim or (iii) imposes equitable remedies or any obligation on the Indemnified Party other than solely the payment of money damages for which the Indemnified Party will be indemnified hereunder.

(iii)	The indemnification required hereunder in respect of a Third Party Claim shall be made by prompt payment by the Indemnifying Party of the amount of actual Damages in connection therewith, as and when bills are received by the Indemnifying Party or Damages incurred have been notified to the Indemnifying Party, together with interest on any amount not repaid as necessary to the Indemnified Party by the Indemnifying Party within five business days after receipt of notice of such Losses, from the date such Damages have been notified to the Indemnifying Party.

(iv)	The Indemnifying Party shall not be entitled to require that any action be made or brought against any other person before action is brought or claim is made against it hereunder by the Indemnified Party.

(v)	In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article IV except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Article IV.

7. General Provisions.

(a) Notices. Any notice or other communication required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by facsimile addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

if to the Company, to:

Lighting Science Group Corporation

Building 2A, 1227 South Patrick Drive

Satellite Beach, FL 32937

Fax: (321) 779-5521

Attn: General Counsel

with a copy (which shall not constitute notice) to:

Greg R. Samuel

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

Fax: (214) 200-0577

if to Holdings to:

LSGC Holdings LLC

c/o Pegasus Partners IV, L.P.

99 River Road

Cos Cob, CT 06807

Fax: (212) 710-2500

Attn: Steven Wacaster

with a copy (which shall not constitute notice) to:

Jeffrey L. Kochian

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Fax: (212) 872-1002

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of facsimile, when received.

(b) Choice of Law. The laws of the State of New York without reference to the conflict of laws provisions thereof, will govern all questions concerning the construction, validity and interpretation of this Agreement.

(c) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except as set forth in Section 7(e).

(d) Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party hereto. This Agreement is not intended to confer any rights or benefits on any persons other than the parties hereto.

(e) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Holdings. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege, nor will any waiving of any right, power or privilege operate to waive any other subsequent right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

(f) Legal Expenses. The Company agrees that, on the date hereof, it will pay up to $25,000 to Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), counsel to Holdings, for legal fees incurred by Holdings in connection with this Agreement and the transactions contemplated hereby. Such payment shall be transmitted by wire transfer of immediately available funds to an account previously designated by Akin Gump.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	CFO

LSGC HOLDINGS LLC

By: Pegasus Partners IV, L.P., its managing member

By: Pegasus Investors IV, L.P., its general partner

By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Steven Wacaster
Name:	Steven Wacaster
Title:	V.P.

Signature Page to Exchange Agreement